UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2012 (December 10, 2012)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2012, Spectra Energy Corp (“Spectra Energy”) entered into a Securities Purchase Agreement (the “Agreement”), with BPC Penco Corporation (“Borealis”), Kinder Morgan Energy Partners, L.P. (“Kinder Morgan”), Ontario Teachers’ Pension Plan Board (“Teachers’”), Blackhawk Holdings Trust (“Borealis Trust”), 2349466 (U.S.) Grantor Trust (“Teachers’ Trust” and together with Borealis, Kinder Morgan, Teachers’ and Borealis Trust, the “Sellers”), Express US Holdings LP, Express Holdings (Canada) Limited Partnership and 6048935 Canada Inc. The Agreement provides for the purchase by subsidiaries of Spectra Energy of the Sellers’ 100 percent interest in the companies that comprise the Express-Platte Pipeline System, a 1,717 mile crude oil transportation network that carries crude oil to U.S. refineries in the Rocky Mountain region of the United States, for a purchase price of approximately $1.49 billion, consisting of approximately $1.25 billion in cash, subject to certain purchase price adjustments (the “Purchase Price”) and the assumption of approximately $240 million of debt. Spectra Energy plans to fund the Purchase Price with a combination of debt and common equity. The Agreement does not contain a financing condition.

The Agreement includes customary representations, warranties and covenants by the parties. Subject to the satisfaction of certain customary closing conditions and regulatory approvals, the closing of the transactions contemplated by the Agreement (the “Closing”) is expected to occur during the first half of 2013. Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions. The Agreement contains certain termination rights for both the Sellers and Spectra Energy, including if the Closing does not occur within four months following the date of the Agreement, subject to extension to seven months following the date of the Agreement if necessary in order to obtain regulatory approvals.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 11, 2012, Spectra Energy issued a press release announcing that Spectra Energy has entered into an agreement to purchase the companies that comprise the Express-Platte Pipeline System. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Securities Purchase Agreement by and among BPC Penco Corporation, Kinder Morgan Energy Partners, L.P., Ontario Teachers’ Pension Plan Board, Blackhawk Holdings Trust, 2349466 (U.S.) Grantor Trust, Express US Holdings LP, Express Holdings (Canada) Limited Partnership and 6048935 Canada Inc, dated as of December 10, 2012

99.1	Press release dated December 11, 2012, announcing the agreement to purchase the companies that comprise the Express-Platte Pipeline System

*	Pursuant to the rules of the Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ J. Patrick Reddy
J. Patrick Reddy
Chief Financial Officer

Date: December 11, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1*	Securities Purchase Agreement by and among BPC Penco Corporation, Kinder Morgan Energy Partners, L.P., Ontario Teachers’ Pension Plan Board, Blackhawk Holdings Trust, 2349466 (U.S.) Grantor Trust, Express US Holdings LP, Express Holdings (Canada) Limited Partnership and 6048935 Canada Inc, dated as of December 10, 2012

99.1	Press release dated December 11, 2012, announcing the agreement to purchase the companies that comprise the Express-Platte Pipeline System

*	Pursuant to the rules of the Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.